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                                                                   EXHIBIT 10.18

                              INTELLECTUAL PROPERTY
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Agreement, dated as of 1 August, 2002, is made and entered into by and between Dr. Reza Fassihi ("Dr. Fassihi") and Nutraceutix, Inc. ("Nutraceutix").

                                    RECITALS

         A. Dr. Fassihi owns all right, title and interest in and to the technology known as "multiple compressed asymmetric composite delivery system for release-rate modulation of bioactives," as further described on the attached Exhibit A (the "Intellectual Property").

         B. The parties have reached an agreement pursuant to which Nutraceutix will purchase all of Dr. Fassihi's interest in the Intellectual Property, and wish to memorialize the same herein.

                                    AGREEMENT

         Dr. Fassihi and Nutraceutix therefore agree as follows:

         1. Assignment and Assumption. Dr. Fassihi hereby sells, transfers, assigns and delivers to Nutraceutix, and Nutraceutix hereby assumes, all of Dr. Fassihi's right, title and interest in and to the Intellectual Property, effective as of the date Nutraceutix pays Dr. Fassihi the assignment fee described in paragraph 4.1 below (the "Effective Date").

         2. Patent Prosecution. Nutraceutix shall prepare, submit and prosecute a United States patent application for the Intellectual Property in Nutraceutix's name (the "Patent Application"). Nutraceutix shall pay all costs associated with prosecuting the Patent Application, and any foreign counterpart thereof which Nutraceutix wishes to pursue, and any continuations, continuations-in-part, divisions, re-issues, additions, renewals or extensions thereof, and shall own all right, title and interest in and to any and all patents issuing therefrom.

         3. Representations and Warranties. Dr. Fassihi represents and warrants that, as of the Effective Date, (i) he owns all right, title and interest in and to the Intellectual Property, free and clear of any right, interest or encumbrance of or obligation to any other person or entity, including but not limited to Dr. Viness Pillay or Temple University of the Commonwealth System of Higher Education, and (ii) he has the right to grant the assignment set forth in paragraph 1 above. Dr. Fassihi shall defend, indemnify and hold harmless Nutraceutix from and against any and all claims, losses, costs, harm, liabilities, damages and expenses (including, but not limited to attorneys' fees), arising out of any breach of the foregoing representations and warranties.

         4. Compensation.

                  4.1 Assignment Fee. As full compensation for the assignment and assumption described in paragraph 1 above and fulfillment of all of Dr. Fassihi's obligations under this

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Agreement, Nutraceutix shall pay Dr. Fassihi [*] promptly upon execution of this
Agreement. The parties hereby represent, warrant and agree that such payment constitutes full compensation for the assignment and assumption described in paragraph 1 above and waive any and all claims that additional or different compensation is due for any reason.

                  4.2 Patent Fee. In the event a United States patent is issued pursuant to the Patent Application, Nutraceutix shall pay Dr. Fassihi [*] promptly upon issuance of the first such patent.

         5. Indemnification. Nutraceutix releases and shall defend, indemnify and hold harmless Dr. Fassihi from and against any and all claims, losses, harm, costs, liabilities, damages and expenses (including, but not limited to attorneys' fees) arising, whether before or after the Effective Date, out of or in connection with the Patent Application, the Intellectual Property and any product incorporating the same.

         6. Implementation. Each party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other party for the implementation or continuing performance of this Agreement. Without limiting the foregoing, Dr. Fassihi shall execute and deliver any and all documents as are necessary or appropriate to evidence and perfect title and ownership of the Intellectual Property in Nutraceutix or its assignee and/or to assist Nutraceutix in prosecuting the Patent Application.

         7. Support. Dr. Fassihi shall furnish Nutraceutix such technical assistance and support as is necessary to prosecute the Patent Application and, if a patent is issued pursuant thereto, to develop commercially viable products from such patent. The rights and obligations of the parties with respect to such support are set forth in the Consulting Agreement between Dr. Fassihi and Nutraceutix dated December 22, 2000 and an Additional Services Agreement amending said agreement and covering the Intellectual Property.

         8. Successors and Assigns. This Agreement shall be fully binding on, inure to the benefit of and be enforceable by the successors, assigns and legal representatives of the respective parties hereto.

         9. Nonwaiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

         10. Savings Clause. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as is such invalid or unenforceable provision were replaced by a valid or enforceable provision as similar as possible to the one replaced.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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         11. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to assignment and assumption of the Intellectual Property. No amendment to or modification of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

         12. Attorneys' Fees. In the event of any litigation or proceeding to interpret or enforce this Agreement, the substantially prevailing party following final judgment from which there is no appeal shall be entitled to collect from the loosing party its reasonable attorneys' fees and expenses incurred in connection with such litigation or proceeding (including any appeal).

         13. Controlling Law. This Agreement is made under and shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington.

         14. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same Agreement.

Dr. Fassihi:                              Nutraceutix:
                                          Nutraceutix, Inc.

               /s/                        By :          /s/
_______________________________                _________________________________
Reza Fassihi, Ph.D.                            David T. Howard, President

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                                    EXHIBIT A

          A multiple compressed asymmetric composite delivery system for release rate modulation of bioactives. The system is comprised of a core ( such as a pure compressed drug disk, casted films, laminates, uncoated tablet, enteric-coated tablet, osmotically active tablet, bilayer tablet, triple layer tablet, compressed tablet made of pellets or uncompressed group of pellets, biodegradable and polysaccharide matrices, microcapsules containing osmotically-active agents, peptides, proteins and alike ) which is embedded within two different layers that may contain excipients, drug pellets and/or an acceptable material or hydrophilic or hydrophobic polymers ( the "Product").

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